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                                    EXHIBIT M

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "Agreement") dated as of September 25, 1996, is among GIBRALTAR PACKAGING GROUP, INC. (the "Company"), RIDGEPAK CORPORATION, STANDARD PACKAGING AND PRINTING CO., NIEMAND HOLDINGS, INC., NIEMAND INDUSTRIES, INC., GB LABELS, INC., such other persons or entities which from time to time become parties hereto (collectively, including the Company, the "Debtors" and individually each a "Debtor") and HARRIS TRUST AND SAVINGS BANK in its capacity as agent for the Banks referred to below (in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company has entered into a Credit Agreement dated as of September 25, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement") with various financial institutions (collectively the "Banks" and individually each a "Bank") and the Agent, pursuant to which the Banks have agreed to make loans to, and issue letters of credit for the account of, the Company;

     WHEREAS, each of the other Debtors has executed and delivered a guaranty (the "Guaranty") of the obligations of the Company under the Credit Agreement; and

     WHEREAS, the obligations of the Company under the Credit Agreement and the obligations of each other Debtor under the Guaranty are to be secured pursuant to this Agreement;

     NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Company by the Banks or any of them, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     I. Definitions. When used herein, (a) the terms Certificated Security, Chattel Paper, Deposit Account, Document, Equipment, Financial Asset, Fixture, Goods, Inventory, Instrument, Investment Property, Security and Uncertificated Security shall have the respective meanings assigned to such terms in the Uniform Commercial Code (as defined below) and (b) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

     Account Debtor means the party who is obligated on or under any Account Receivable, Contract Right or General Intangible.



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     Account Receivable means, with respect to any Debtor, any right of such
Debtor to payment for goods sold or leased or for services rendered.

     Agent - see Preamble.

     Assignee Deposit Account - see Section 4.

     Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

     Commitments has the meaning assigned to such term in the Credit Agreement.

     Computer Hardware and Software means, with respect to any Debtor, (i) all computer and other electronic data processing hardware, whether now owned, licensed or leased or hereafter acquired by such Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now owned, licensed or leased or hereafter acquired by such Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by such Debtor; and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii) above, whether now owned, licensed or leased or hereafter acquired by such Debtor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

     Contract Right means, with respect to any Debtor, any right of such Debtor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

     Default means the occurrence of any of the following events: (a) any Unmatured Event of Default under Section 12.1.4 of the Credit Agreement; (b) any Event of Default; or (c) any warranty of any Debtor herein is untrue or misleading in any material respect.

     Event of Default has the meaning assigned to such term in

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the Credit Agreement.

     General Intangibles means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in Uniform Commercial Code as in effect in Illinois on the date hereof and, in any event, includes (without limitation) all of such Debtor's trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

     Guarantors has the meaning assigned to such term in the Credit Agreement.

     Intellectual Property shall mean all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing set forth in this definition and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing set forth in this definition; the right to sue for all past, present and future infringements of any of the foregoing set forth in this definition; and all common law and other rights throughout the world in and to all of the foregoing set forth in this definition.

     Liabilities means, as to each Debtor, all obligations (monetary or otherwise) of such Debtor under the Credit Agreement, any Note, the Guaranty, any other Loan Document or any document or instrument (including any agreement entered into with any Bank or any affiliate thereof relating to any Hedging Obligation (as defined in the Credit Agreement)) executed in connection therewith, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

     Loan Document has the meaning assigned to such term in the Credit
Agreement.


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     Non-Tangible Collateral shall mean, with respect to any Debtor, collectively, such Debtor's Accounts Receivable, Contract Rights and General Intangibles.

     Notes has the meaning assigned to such term in the Credit Agreement.

     Permitted Liens - see Section 3.

     Subsidiary has the meaning assigned to such term in the Credit Agreement.

     Trademark - see Section 3.

     Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement; provided, however, as used in Section 8 hereof, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

     Unmatured Event of Default has the meaning assigned to such term in the Credit Agreement.

     Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     2. Grant of Security Interest. As security for the payment of all Liabilities, each Debtor hereby assigns to the Agent for the benefit of the Banks, and grants to the Agent for the benefit of the Banks a continuing security interest in, the following, whether now or hereafter existing or acquired:

     All of such Debtor's:

         (i)           Accounts Receivable;

         (ii)          Certificated Securities;

         (iii)         Chattel Paper;

         (iv) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

         (v)           Contract Rights;


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         (vi)          Deposit Accounts;

         (vii)         Documents;

         (viii)        Financial Assets;

         (ix) General Intangibles (including, without limitation, any rights of such Debtor arising from time to time to receive payment under a billing to a person or other entity representing such person's or entity's obligation to reimburse such Debtor for indebtedness paid or to be paid by such Debtor for the account of such person or entity);

         (x) Goods (including, without limitation, all its Equipment, Fixtures and Inventory), and together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

         (xi)          Instruments;

         (xii)         Intellectual Property;

         (xiii)        Investment Property;

         (xiv)         money (of every jurisdiction whatsoever);

         (xv)          Uncertificated Securities;

         (xvi) to the extent not included in the foregoing, other personal property of any kind or description;

         together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

     3. Warranties. Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Agent or which may have been filed with respect to liens and claims expressly permitted by the Credit Agreement ("Permitted Liens")) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral (or, in the case of any Collateral which is licensed or leased by such Debtor, such Debtor is the lawful lessee or licensee of such Collateral), free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform such Debtor's obligations hereunder, and to



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subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Agent or any Bank, and all other written information heretofore or hereafter furnished by such Debtor to the Agent or any Bank, is and will be true and correct as of the date furnished; (iv) such Debtor's chief executive office and principal place of business are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after July 1,
1996); (v) each other location where such Debtor maintains a place of business is set forth on Schedule II hereto; (vi) such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name except as previously disclosed to the Banks in writing prior to the date hereof; (vii) during the five years preceding the date hereof, such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement except as previously disclosed to the Banks in writing prior to the date hereof, nor has such Debtor been the subject of any merger or other corporate reorganization except as previously disclosed to the Banks in writing prior to the date hereof; (viii) Schedule III hereto contains a complete listing of all of such Debtor's Intellectual Property which is subject to registration statutes; (ix) such Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (x) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (xi) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (xii) such Debtor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the value of the Collateral or the worth of


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the Collateral as collateral  security;  (xiii) to the knowledge of such Debtor, all of such Debtor's Intellectual Property remains in existence and none has been adjudged invalid or unenforceable, in whole or in part; (xiv) to the best of such Debtor's knowledge, all of such Debtor's Intellectual Property is valid and enforceable and, in the case of the patents and patent applications included in such Debtor's Intellectual Property, such Debtor has notified the Banks in writing of all prior uses (including public uses and sales) of which it is aware; (xv) except to the extent that the Agent shall consent in writing (which consent shall not be unreasonably withheld), such Debtor (either itself or through licensees) will, unless such Debtor shall reasonably determine that a trademark which (or an application for which) is included as part of the Intellectual Property (any "Trademark") is of negligible economic value to such Debtor, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain each Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under each Trademark, (C) employ each Trademark with the appropriate notice of application or registration, (D) not use any Trademark except for the uses for which registration or application for registration of such Trademark has been made, and (E) not (and not permit any licensee or sublicensee thereof to) abandon any Trademark or do any act or knowingly omit to do any act whereby any Trademark may become invalidated or abandoned; and (xvi) unless such Debtor shall reasonably determine that a patent, patent application or Trademark is of negligible economic value to such Debtor, such Debtor shall use its best efforts to maintain all registrations of such Intellectual Property in full force and effect by, without limitation, preparing and filing in a timely manner and with the appropriate offices all necessary applications for renewal or to extend the term thereof and all documents required to be filed therewith.

     4. Collections, etc. Until such time as the Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Agent may reasonably request or, in the absence of such request, as such

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Debtor  may  deem  advisable,  and (c) may  grant,  in the  ordinary  course  of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Agent of any amounts due or to become due thereunder.

     Upon request by the Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Agent may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Agent until delivery is made to the Agent. Each Debtor will comply with the terms and conditions of any consent given by the Agent pursuant to the foregoing sentence.

     During the existence of a Default, all items or amounts which are delivered by any Debtor to the Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "Assignee Deposit Account") of such Debtor with the Agent, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as the Agent may determine, and the Agent may, from time to time, in its discretion, release all or any of such balance to the applicable

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Debtor.

     If and to the extent that a perfected security interest hereunder in any Collateral shall cease to be perfected for any reason whatsoever (including, without limitation, release of all or any balance in any Assignee Deposit Account or use or disposition by any Debtor of any proceeds of Collateral), then such Collateral (referred to in this paragraph as "released Collateral") shall be deemed thereby released from the security interest hereunder in exchange, as of the time of such release, for any other Collateral of equivalent value in which a perfected security interest hereunder is being obtained contemporaneously or has been most recently obtained, but only to the extent such other Collateral does not represent either (a) Collateral in exchange for which any previously released Collateral shall have been deemed released, or (b) Collateral of equivalent value to any loan or advance (otherwise than by renewal or extension) from the Agent to the Company in which Collateral a perfected security interest hereunder shall have been obtained contemporaneously with or most recently prior to such loan or advance.

     The Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Agent, representing any payment on or other proceeds of any of the Collateral.

     5. Certificates, Schedules and Reports. Each Debtor will from time to time, as the Agent may request, deliver to the Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Agent may specify. Each Debtor shall immediately notify the Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Company and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

     6. Agreements of the Debtors. Each Debtor (a) will, upon request of the Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Agent) and do such other acts and things (including, without limitation, delivery to the Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (b)

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will keep all its  Inventory  at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at such other addresses of which such Debtor shall have given the Agent not less than 10 days' prior written notice; (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Agent or its designees to determine at any time the status of the Non-Tangible Collateral;
(d) will furnish the Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Agent may from time to time reasonably request; (e) will permit the Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Agent during the existence of a Default, deliver to the Agent all of such records and papers; (f) will, upon request of the Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Agent, of the security interest of the Agent hereunder; (g) except for the sale or lease of Inventory in the ordinary course of its business and sales of Equipment which is no longer useful in its business or which is being replaced by similar Equipment, will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Agent; (h) without limiting the provisions of Section 10.3 of the Credit Agreement, will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Agent may determine) and such policies or certificates thereof shall, if the Agent so requests, be deposited with or furnished to the Agent; (i) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted; (j) will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working or running order, ordinary wear and tear excepted; (k) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods (as applicable); provided, however, that such Debtor shall not be required to pay any such fee, tax, assessment or other charge if the validity thereof is being contested by such Debtor in good faith by appropriate proceedings, so long as forfeiture of any substantial part of its Equipment or other Goods will not result from the failure of such Debtor to pay any such fee, tax, assessment or other charge during the period of such contest; (l) will, upon request of the Agent, cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Agent in the Equipment covered thereby and deliver all such certificates to the Agent or its designees; (m) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (n) will keep all of the tangible Collateral in the United States; and (o) will reimburse the Agent for all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Agent in seeking to collect or enforce any rights in respect of such Debtor's Collateral.

     Any expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the applicable Debtor. Whenever a Default shall be existing, the Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Agent do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Agent for all costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by the Agent in the exercise of its rights under this Section
6. Notwithstanding the foregoing, the Agent shall have no obligations or liabilities regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

     7. Default. Whenever a Default shall be existing, the Agent may exercise from time to time any rights and remedies available to it under applicable law. Each Debtor agrees, in case of Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Agent, and (ii) at the Agent's request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least five days before such disposition. Any proceeds of any disposition by the Agent of any of the Collateral may be applied by the Agent to payment of expenses in connection with the Collateral, including audit fees and reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.

     8. General. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

     Any notice from the Agent to any Debtor, if mailed, shall be deemed given five days after the date mailed, postage prepaid, addressed to such Debtor either at such Debtor's address shown on Schedule I hereto or at such other address as such Debtor shall have specified in writing to the Agent as its address for notices hereunder.

     Each of the Debtors agrees to pay all expenses (including reasonable attorney's fees and legal expenses) paid or incurred by the Agent or any Bank in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

     No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     This Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time all or any part of any payment theretofore applied by the Agent or any Bank to any of the Liabilities is or must be rescinded or returned by the Agent or such Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Bank, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Bank had not been made.

     This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois, subject, however, to the applicability of the Uniform Commercial Code of any jurisdiction in which any Goods of any Debtor may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     The rights and privileges of the Agent hereunder shall inure to the benefit of its successors and assigns.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering a counterpart to the Agent of this Agreement. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN

INCONVENIENT FORUM. TO THE EXTENT THAT ANY DEBTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH DEBTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     EACH OF EACH DEBTOR, THE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SIGNATURES BEGIN ON THE NEXT PAGE

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                GIBRALTAR PACKAGING GROUP, INC.



                                By: /s/ W E Rose
                                   Title:  President



                                RIDGEPAK CORPORATION



                                By: /s/ W E Rose
                                   Title:  President


                                STANDARD PACKAGING AND PRINTING CO.



                                By: /s/ W E Rose
                                   Title: CEO



                                NIEMAND HOLDINGS, INC.



                                By: /s/ W E Rose
                                   Title:  President



                                NIEMAND INDUSTRIES, INC.



                                By: /s/ W E Rose
                                   Title:  Vice President

                                 GB LABELS, INC.



                                 By: /s/ W E Rose
                                    Title:  Senior Vice President



                                 HARRIS TRUST AND SAVINGS BANK,
                                 as Agent for the Banks



                                 By:  /s/ John M. Dillon
                                    Title: Vice President

                                   SCHEDULE I
                              TO SECURITY AGREEMENT


                             CHIEF EXECUTIVE OFFICES


Gibraltar Packaging Group, Inc.
274 Riverside Ave.
Westport, CT  06880
(Fairfield County)

RidgePak Corporation
1140 Hayden Street
Ft. Wayne, IN  46803
(Allen County)

Standard Packaging and Printing Corp.
HWY 73 West
Mt. Gilead, NC  27306
(Montgomery County)

GB Labels, Inc.
1070 S. Riverview Drive
Burlington, NC  27217
(Alamance County)

Niemand Industries, Inc.
1410 S. Washington Street
Marion, AL  36756
(Perry County)

Niemand Holdings, Inc.
274 Riverside Ave.
Westport, CT  06880
(Fairfield County)

                                   SCHEDULE II
                              TO SECURITY AGREEMENT

                                    ADDRESSES


Company                                      Address

Gibraltar Packaging Group, Inc.                    274 Riverside Ave.
                                                   Westport, CT 06880
                                                   (Fairfield County)

RidgePak Corporation
dba Flashfold Carton Co.                           1140 Hayden Street
                                                   Ft. Wayne, IN  46803
                                                   (Allen County)

                                                   1113 Hayden Street
                                                   1127 Hayden Street
                                                   Ft. Wayne, IN 46803
                                                   (Allen County)

                                                   901 Hayden Street
                                                   Ft. Wayne, IN 46803
                                                   (Allen County)

                                                   1413 Division
                                                   Ft. Wayne, IN 46803
                                                   (Allen County)

                                                   1605 Winter Street
                                                   Ft. Wayne, IN 46803
                                                   (Allen County)

Standard Packaging and
Printing Corp.                                     HWY 73 West
                                                   Mt. Gilead, NC  27306
                                                   (Montgomery County)

                                                   811 Concord Road
                                                   Albemarle, NC 28001
                                                   (Stanly County)

GB Labels, Inc.                                    1070 S. Riverview Drive
                                                   Burlington, NC  27217
                                                   (Alamance County)

                                                   533 North Park Avenue
                                                   Burlington, NC  27217
                                                   (Alamance County)

Niemand Industries, Inc.                           1410 S. Washington Street
                                                   Marion, AL 36756
                                                   (Perry County)

                                                   244 Westchester Avenue
                                                   White Plains, NY  10604
                                                   (Westchester County)

                                                   102 Valley Road
                                                   104 Valley Road
                                                   105 Valley Road
                                                   208 Crestwood Road
                                                   209 Crestwood Road
                                                   210 Crestwood Road
                                                   212 Crestwood Road
                                                   Marion, AL 26756
                                                   (Perry County)

Gibraltar Packaging Group, Inc.
dba Great Plains Packaging                         2000 Smmit Avenue
                                                   Hastings, NE  68902-2148
                                                   (Adams County)

                                                   700 East Side Boulevard
                                                   Hastings, NE 68901
                                                   (Adams County)

                                                   1501 S. Burlington
                                                   Hastings, NE 68901
                                                   (Adams County)

                                  SCHEDULE III
                              TO SECURITY AGREEMENT

                              INTELLECTUAL PROPERTY

          The following patents have been issued to Niemand Industries, Inc. by the U.S. Patent and Trademark Office:

Registration No.      Date                 Product

4,608,107             August 26, 1986      High temperature probe lance cover

4,674,520             June 23, 1987        Powder drum

5,282,789             February 1, 1994     Disposable medicine applicator